Exhibit 99.1

NEWS RELEASE
Investor Contact:	Media Contact:
Gail Peck	Jack Todd
Vice President, Finance and Treasurer	Trinity Industries, Inc.
Trinity Industries, Inc.	214/589-8909
214/631-4420

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Announces Agreement to Acquire Thomas & Betts’ Utility Steel

Structures Division for Approximately $600 Million

DALLAS, Texas – June 27, 2014 - Trinity Industries, Inc. (NYSE: TRN) today announced that it has entered into an agreement to acquire the assets of Meyer Steel Structures (“Meyer”), the utility steel structures division of Thomas & Betts Corporation, a member of the ABB Group, for a purchase price of approximately $600 million. The transaction is subject to customary regulatory approvals and is expected to close during the third quarter. Trinity expects to fund the purchase price with available cash on hand.

Established over 85 years ago, Meyer is one of North America’s leading providers of tubular steel structures for electricity transmission and distribution. Meyer’s products include engineered poles, H-frames, light duty poles and substation structures, provided to customers with integrated design, engineering, manufacturing, and delivery. With headquarters in Memphis, TN, Meyer employs more than 1,100 people and has manufacturing facilities in Alabama, South Carolina, Texas, and Wisconsin. On a stand-alone basis, Meyer is expected to record full-year 2014 revenues of approximately $325 million. Trinity will report revenue and earnings from Meyer upon completion of the transaction, and its operating results will be included in Trinity’s Energy Equipment Group.

“We are excited about the opportunities associated with our agreement to purchase the assets of Meyer Steel Structures,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President. “Meyer has an excellent reputation as a high quality manufacturer of utility steel structures. Trinity entered the market several years ago, and we have continued to invest additional resources in this area of our business. With the acquisition of Meyer, Trinity builds a leadership position in the electric transmission and distribution industry and confirms its long-term commitment to the utility steel structures business.”

Mr. Wallace added, “Meyer will fit very well within our portfolio of companies and supports our vision of being a premier, diversified industrial company. We are confident its addition will create enrichment opportunities that benefit our enterprise. Opportunities to acquire companies with a market-leading reputation and set of competencies like Meyer’s do not surface often. We look forward to having the employees of Meyer join the Trinity team.”

“We have admired the leadership position of Meyer Steel Structures for many years,” said William A. McWhirter II, Trinity Industries, Inc. Senior Vice President and Construction, Energy, and Inland Barge Group President. “Culturally, Meyer fits very well with what Trinity values most: strong leadership, engineering innovation, and continuous operational improvements. This transaction strengthens Trinity’s position as a market-leading manufacturer of products that supply North America’s energy and infrastructure needs.”

Trinity expects the transaction will be accretive to full-year 2014 earnings but cannot provide a range of earnings guidance until the transaction is completed and purchase price accounting entries are finalized.

J.P. Morgan Securities LLC served as financial adviser and K&L Gates acted as legal counsel for Trinity.

The following section provides transaction details and additional clarification in a “Question and Answer” format:

Q1)	How does the acquisition of Meyer fit into Trinity’s corporate vision of being a premier, diversified industrial company?

•	Trinity has been focused on identifying market-leading companies in the energy and infrastructure markets that diversify its portfolio of businesses, enhance its operating flexibility, reduce the cyclicality of earnings, and generate stable cash flow. The acquisition of Meyer achieves many of these high-level objectives.

•	The acquisition of Meyer broadens Trinity’s product portfolio and establishes a market-leading position in the North American electric utility steel structures market.

•	The timing of the transaction aligns well for all parties involved. Trinity desires to expand its market presence in a business it has been developing over the last several years, at a time when ABB Group is divesting Meyer due to limited synergies with its core portfolio. The employees and customers of Meyer will benefit from the focus and investment of Trinity.

•	Trinity categorizes its portfolio of companies into a number of different types, including primary, support, and niche businesses. Trinity views Meyer as a “primary” business, establishing a new platform with various opportunities to expand.

•	Meyer’s strong engineering and manufacturing capabilities and products with high steel content align well with Trinity’s existing competencies and offer enrichment opportunities to create additional value.

Q2)	What enrichment opportunities do you anticipate with the acquisition of Meyer?

•	One of Trinity’s core competencies is fabricating products that have a high steel content, making Meyer’s products an excellent fit.

•	A large percentage of Meyer’s products are galvanized, and Trinity has a great deal of expertise and competency in galvanizing.

•	Trinity currently owns a leading, Mexican-based manufacturer of lattice towers which is not a product focus of Meyer’s. Over the next decade, Mexico is expected to continue development and expansion of its electric transmission and distribution infrastructure, and the combination of Meyer with Trinity’s existing capabilities favorably positions it to support this growth.

•	Transportation and logistics are an important component in the delivery of electric transmission and distribution products, and Trinity’s existing logistics expertise and infrastructure will add value to the process.

•	Trinity’s market-leading presence in the structural wind towers industry aligns well with this business as wind farm developments drive the need for additional electric transmission and distribution infrastructure.

•	The acquisition of Meyer’s four manufacturing facilities may potentially add to Trinity’s overall manufacturing flexibility.

Q3)	What are the key demand drivers supporting electric transmission and distribution infrastructure investment?

•	Reliability – grids must meet the electricity needs of end-users at all times. Recent concerns over grid vulnerability have heightened focus on this issue.

•	Renewable Interconnects – existing regional grids will need connection to new renewable energy projects, typically solar, wind, biomass, or new run-of-river hydro projects.

•	Economics/Congestion – desire to relieve congestion or capacity constraints, especially in areas of rapid economic growth.

•	Other – includes increased government regulation and oversight.

Q4)	Does this acquisition consume the capital Trinity has allocated to acquisitions in 2014?

•	Trinity will continue seeking opportunities to grow its portfolio of businesses.

•	Trinity’s liquidity position, which totaled approximately $1.5 billion at the end of the first quarter, is very solid and can support additional investment opportunities.

•	Trinity’s balance sheet is well-positioned for further growth, cash flow is solid, and access to external capital is currently available to support additional growth opportunities to add shareholder value.

Q5)	Is the acquisition accretive to earnings?

•	There are certain purchase price accounting adjustments that will be made post-closing, including a fair market valuation of inventory, property, plant, and equipment, identifiable intangible assets, and goodwill. Certain of these items will impact the ultimate earnings gained from this acquisition.

•	There are also one-time, transaction-related costs that will be recorded in 2014.

•	The acquisition is expected to be accretive to full-year 2014 earnings.

•	Meyer’s results are expected to be incorporated in the revenue and operating profit guidance for the Energy Equipment Group when the Company provides its outlook for 2015.

Q6)	When is the transaction expected to close?

•	The parties are in the process of filing the transaction with the appropriate regulatory agencies.

•	At this time, the closing is expected to be completed during the third quarter.

Q7)	Do you expect to maintain Meyer’s headquarters in Memphis, TN?

•	Trinity plans to maintain Meyer’s headquarters in Memphis.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns market-leading businesses which provide products and services to the energy, transportation, chemical, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

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